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                                                                 EXHIBIT 23

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (File Nos. 33-40824, 33-69420, 33-61784 and 33-57895), Form S-4 (File No. 33-61992)
and in the Registration Statement on Form S-8 (File Nos. 33-67430, 33-67432, 33-67324, 33-51331, 33-51885, 33-52025, 33-54511, 33-54519 and 33-59579)
of Frontier Corporation of our report dated January 16, 1995, appearing on page 28 of Exhibit No. 13 which is incorporated by reference in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page
35 of this Form 10-K/A.



PRICE WATERHOUSE LLP

Rochester, New York

July 13, 1995